HANGER ORTHOPEDIC GROUP, INC.

$175,000,000

10 1/4% Senior Notes due 2014

PURCHASE AGREEMENT

May 23, 2006

Lehman Brothers Inc.
Citigroup Global Markets Inc.
As Representatives of the several
   Initial Purchasers named in Schedule I attached hereto
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        Hanger Orthopedic Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule I hereto (the “Initial Purchasers”) $175,000,000 in aggregate principal amount of its 10 1/4% Senior Notes due 2014 (the “Notes”) guaranteed (the “Guarantees”) by all of the Company’s direct and indirect U.S. subsidiaries signatories hereto (collectively, the “Guarantors”) pursuant to the terms of an indenture (the “Indenture”), to be dated May 26, 2006, among the Company, the Guarantors and Wilmington Trust Company, as trustee (the “Trustee”). This is to confirm the agreements concerning the purchase of the Notes from the Company by the Initial Purchasers.

        The Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Company has prepared a preliminary offering memorandum, dated May 12, 2006 (as amended or supplemented at the Applicable Time (as defined below) and including any and all information incorporated by reference therein, the “Preliminary Offering Memorandum”), and will prepare a final offering memorandum (as amended or supplemented and including any and all information incorporated by reference therein, the “Final Offering Memorandum”), to be dated May 23, 2006, relating to the Company, the Notes and the Guarantees. Unless stated to the contrary, any references herein to “amend,” “amendment,” or “supplement” with respect to the Final Offering Memorandum shall be deemed to include any information filed under the Exchange Act of 1934, as amended (the “Exchange Act”) after the date hereof which is incorporated by reference therein. The Preliminary Offering Memorandum and any Issuer Free Writing Communication (as defined below) at the Applicable Time are collectively referred to as the “Pricing Disclosure Package.”

        “Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company or used or referred to by the Company, and referred to on Schedule II of this Agreement. The “Applicable Time” means 3:00 p.m. (EST) on the date of this Agreement.

        Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution therefor) shall bear substantially the following legend:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

        You have advised the Company that you will make offers and sales (the “Exempt Resales”) of the Notes purchased hereunder on the terms set forth in the Pricing Disclosure Package and the Final Offering Memorandum solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”) and (ii) outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Regulation S under the Securities Act (“Regulation S”) (such persons specified in clauses (i) and (ii) being referred to herein as the “Eligible Purchasers”). As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S. You will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Thereafter, the offering price may be changed at any time without notice.

        In connection with the offering of the Notes, the Company and the Guarantors will (i) enter into a new revolving credit facility in an amount of up to $75 million and a new senior term loan facility in an amount of up to $230 million pursuant to a Credit Agreement, to be dated as of the Closing Date, among the Company, the Guarantors, Citicorp North America, Inc., as administrative agent, Lehman Brothers Commercial Paper Inc., as syndication agent, and the other lenders party thereto (together with the related security documents, the “New Credit Facility”), which will be secured by first-priority liens on substantially all of the assets of the Company and the Guarantors and (ii) sell $50 million of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) pursuant to the Amended and Restated Preferred Stock Purchase Agreement, dated as of May 3, 2006 among the Company, the initial purchasers party thereto and Ares Corporate Opportunities Fund, L.P. (the “Preferred Stock Purchase Agreement”). The initial net proceeds of the New Credit Facility and the sale of the Series A Convertible Preferred Stock along with the proceeds from the sale of the Notes will be used to (i) refinance all of the Company’s and the Guarantors’ outstanding obligations under the Company’s existing credit facility (the “Existing Credit Facility”), (ii) repurchase any and all of the Company’s outstanding 10 3/8% Senior Notes due 2009 (the “Senior Notes”) and 11 1/4% Senior Subordinated Notes due 2009 (the “Senior Subordinated Notes”) tendered to the Company pursuant to cash tender offers for such Senior Notes and Senior Subordinated Notes and (iii) redeem all of the Company’s outstanding 7% Redeemable Preferred Stock (“Redeemable Preferred Stock”). The refinancing of the Existing Credit Facility, the repurchase of the Senior Notes and the Senior Subordinated Notes, the redemption of the Redeemable Preferred Stock, the entering into of the New Credit Facility, the sale of the Series A Convertible Preferred Stock, and the offering of the Notes as provided in the “Use of Proceeds” section of the Pricing Disclosure Package and the Final Offering Memorandum are collectively referred to herein as the “Transactions.”

        Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) among the Company, the Guarantors and the Initial Purchasers, to be dated as of the Closing Date, in the form of Exhibit A hereto, for so long as such Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to a separate series of the Company’s 10 1/4% Senior Notes due 2014 (the “Exchange Notes”) to be offered in exchange for the Notes (such offer to exchange being referred to collectively as the “Registered Exchange Offer”) and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes, and to use their best efforts to cause such Registration Statements to be declared effective.

        This Agreement, the Notes, the Exchange Notes, the Guarantees, the Exchange Note Guarantees (as defined below), the Indenture and Registration Rights Agreement are hereinafter referred to collectively as the “Operative Documents.”

        SECTION 1.     Representations, Warranties and Agreements of the Company and the Guarantors. The Company and the Guarantors, as of the Applicable Time and as of the Closing Date, jointly and severally, represent, warrant and agree that:

(a) The Pricing Disclosure Package and the Final Offering Memorandum have been or will be prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Pricing Disclosure Package or the Final Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company and the Guarantors, is contemplated.

(b) At the Applicable Time, the Pricing Disclosure Package did not include any untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement and as of the Closing Date, the Final Offering Memorandum does not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements or omissions from the Pricing Disclosure Package or the Final Offering Memorandum based upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers expressly for use therein, as specifically identified in Section 8(e) hereof.

(c) The portions of the Company’s Proxy Statement (the “Proxy Statement”), the Company’s Form 10-K for the year ended December 31, 2005 (“Form 10-K”), the Company’s Form 10-Q for the quarter ended March 31, 2006 (“Form 10-Q”) and the Company’s Forms 8-K filed on May 9, 2006, May 8, 2006 and May 4, 2006 (“Form 8-K”) incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement, the Form 10-K, the Form 10-Q and the Forms 8-K, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(d) The Company and each of its subsidiaries (as defined in Section 17 hereof) have been duly organized, are validly existing and are in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. None of the subsidiaries of the Company, other than Hanger Prosthetics & Orthotics, Inc., Hanger Prosthetics & Orthotics West, Inc., Hanger Prosthetics & Orthotics East, Inc. and Southern Prosthetic Supply, Inc., is a “significant subsidiary,” as such term is defined in Rule 405 under the Securities Act.

(e) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, other than Hanger Europe, N.V., in which the Company has a 60% interest, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens encumbrances, equities or claims contemplated under the New Credit Facility or otherwise described in the Pricing Disclosure Package and the Final Offering Memorandum or, in the aggregate, reasonably expected to have a Material Adverse Effect, and none of such shares of capital stock was issued in violation of preemptive or other similar rights arising by operation of law, under the charter and bylaws of the Company or any of its subsidiaries or under any agreement to which the Company or any of its subsidiaries is a party or otherwise and such shares were issued in compliance with federal and state securities laws.

(f) Each of the Company and the Guarantors has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement and each of the other Operative Documents to which it is a party.

(g) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors.

(h) The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Guarantors, and when duly executed by the proper officers of the Company and each of the Guarantors (assuming due execution and delivery by the Initial Purchasers) and delivered by the Company and each of the Guarantors, will constitute a legal, valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(i) The Indenture has been duly and validly authorized by the Company and each of the Guarantors, and when duly executed by the proper officers of the Company and each of the Guarantors (assuming due execution and delivery by the Trustee) and delivered by the Company and each of the Guarantors, will constitute a legal, valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture conforms to the requirements of the Trust Indenture Act and the rules and regulations thereunder applicable to an indenture that is qualified thereunder.

(j) The Notes have been duly and validly authorized by the Company and when duly issued by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, when delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof will have been validly issued and delivered, and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(k) The Guarantees have been duly and validly authorized by each of the Guarantors and when duly endorsed on the Notes in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof will constitute legal, valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(l) The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Exchange Notes by the Trustee, if and when delivered in accordance with the Registered Exchange Offer contemplated by the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(m) The guarantees of the Exchange Notes (the “Exchange Note Guarantees”) have been duly and validly authorized by each of the Guarantors and if and when duly endorsed on the Exchange Notes in accordance with the terms of the Indenture and, assuming due authentication of the Exchange Notes by the Trustee, if and when the Exchange Notes are delivered in accordance with the Registered Exchange Offer contemplated by the Registration Rights Agreement, will constitute legal, valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(n) The Company and the Guarantors have all requisite corporate power and authority to enter into (A) the New Credit Facility and (B) any and all other agreements and instruments ancillary to or entered into in connection with the transaction contemplated by the New Credit Facility (items (A) and (B) are referred to collectively as the “Credit Documents”).

(o) Each of the New Credit Facility and the other Credit Documents have been duly and validly authorized by the Company and the Guarantors and, when duly and validly executed and delivered by the Company and the Guarantors (assuming due authorization, execution and delivery by the other parties thereto), will constitute a legal, valid and binding agreement of each of the Company and the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Prior to the initial borrowing of approximately $230 million, the Company will have at least $305.0 million of borrowings available to it under the New Credit Facility after the Closing of the sale of the Notes, the receipt by the Company of the proceeds therefrom and the application of such proceeds as described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Final Offering Memorandum. All representations and warranties being made by the Company in the New Credit Facility and the other Credit Documents are true and correct in all material respects as of the date hereof.

(p) The Preferred Stock Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(q) The Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Credit Documents, the Preferred Stock Purchase Agreement and the terms of the sale of the Series A Convertible Preferred Stock conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Offering Memorandum.

(r) The execution, delivery and performance of this Agreement, the other Operative Documents, the New Credit Facility, the other Credit Documents and the Preferred Stock Purchase Agreement by the Company and the Guarantors, as applicable, and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except as may be required in connection with (1) the registration of the Notes, the Exchange Notes, the Guarantees and/or the Exchange Note Guarantees under the Securities Act in accordance with the Registration Rights Agreement, (2) qualification of the Indenture under the Trust Indenture Act and (3) compliance with the securities or Blue Sky laws of various jurisdictions, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for (i) the execution, delivery and performance of this Agreement by the Company, any of the other Operative Documents, the New Credit Facility and the other Credit Documents or the Preferred Stock Purchase Agreement, (ii) the execution, delivery and performance by the Guarantors of this Agreement, any of the other Operative Documents or the New Credit Facility and the other Credit Documents and (iii) the consummation of the Transactions.

(s) The consolidated financial statements (including the related notes and supporting schedules) included in the Pricing Disclosure Package and the Final Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition and results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principals applied on a consistent basis throughout the periods involved. The other financial data, selected pro forma ratios, operating data and statistical information and data included in the Pricing Disclosure Package and the Final Offering Memorandum is presented fairly and has been prepared on a basis consistent with such financial statements and the books and records of the Company.

(t) Except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect, and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(u) Except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between the Company and/or the Guarantors and any person granting such person the right to require the Company or the Guarantors to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantors owned or to be owned by such person or to require the Company or the Guarantors to include such securities in the securities to be registered pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement or in any securities registered or to be registered pursuant to any other registration statement filed by or required to be filed by the Company or the Guarantors under the Securities Act.

(v) Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, since the date of the latest audited consolidated financial statements of the Company included in the Pricing Disclosure Package and the Final Offering Memorandum, none of the Company, any Guarantor or any of the other subsidiaries of the Company has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company, any Guarantor or any of the other subsidiaries of the Company, taken as a whole, and there has not occurred, to the knowledge of the Company and the Guarantors, any development or event involving a Material Adverse Effect (as defined below) and, except as disclosed in or contemplated by the Pricing Disclosure Package and the Final Offering Memorandum, there has been no (i) dividend or distribution of any kind declared, paid or made by the Company or its affiliates on any class of its respective capital stock, (ii) issuance of securities by the Company or its affiliates (other than the Notes and the Guarantees offered thereby or pursuant to an issuance by the Company or its affiliates of options to purchase the capital stock of the Company or its affiliates) or (iii) material increase in short-term or long-term debt of the Company or the Guarantors.

(w) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act. All reports filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act comply as to form with the Exchange Act and the rules and regulations of the Commission thereunder and when filed did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(x) The Company and each Guarantor (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) The Company and each Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to the management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(z) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report appears in the Pricing Disclosure Package and the Final Offering Memorandum and who have delivered the initial letter referred to in Section 7(j) hereof, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

(bb) The statistical and market-related data included in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources from which the Company and the subsidiaries believe to be reliable and accurate in all material respects.

(cc) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(dd) Each of the Company and its subsidiaries has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, except as disclosed in or specifically contemplated by the Pricing Disclosure Package and the Final Offering Memorandum; each of the Company and its subsidiaries has fulfilled and performed in all material respects, all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except as disclosed in, or specifically contemplated by, the Pricing Disclosure Package and the Final Offering Memorandum; and, except as disclosed in, or specifically contemplated by, the Pricing Disclosure Package and the Final Offering Memorandum, none of the Permits contains any restriction that is materially burdensome (other than such burdens as are common or customary to such Permits) to any of the Company or its subsidiaries.

(ee) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(ff) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(gg) The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, and the Company and the Guarantors are not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing which, if determined adversely to any of the Company or its subsidiaries, would have a Material Adverse Effect.

(hh) There are no contracts or other documents which would be required to be described in a prospectus included in or filed as an exhibit to a registration statement on Form S-1 under the Securities Act that have not been described in the Pricing Disclosure Package and the Final Offering Memorandum or filed with the Commission.

(ii) No relationship, direct or indirect, exists between or among the Company, the Guarantors or any other subsidiary of the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or its subsidiaries on the other hand, which would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act that is not described in the Pricing Disclosure Package and the Final Offering Memorandum.

(jj) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

(kk) The Company and its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its subsidiaries would have any liability; the Company and its subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business.

(ll) The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect.

(mm) Neither the Company nor any of its subsidiaries (i) is in violation of its charter, bylaws or other organizational documents, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(nn) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(pp) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) No default or event of default with respect to any Indebtedness (as such term is defined in the Indenture) will exist as a result of the execution and delivery of this Agreement, the other Operative Documents or the Credit Documents or the consummation of the Transactions and each of the Company and its subsidiaries has duly performed or observed all material obligations, agreements, covenants or conditions contained in any contract, indenture, mortgage, agreement or instrument relating to any Indebtedness.

(rr) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Final Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(ss) Immediately after the consummation of the Transactions, the fair value and present fair saleable value of the assets of the Company and each of its subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company nor any of its subsidiaries (each on a consolidated basis) is, nor will any of the Company or any of its subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the other Operative Documents and the New Credit Facility and the other Credit Documents and the consummation of the Transactions, (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

(tt) Neither the Company nor any subsidiary is, or, as of the Closing Date (as defined below) after giving effect to the Transactions and the application of the proceeds as described in the Pricing Disclosure Package and the Final Offering Memorandum under the section entitled “Use of Proceeds,” will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(uu) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other person who has a controlling interest in the Company or any of its subsidiaries or who is an officer, director, agent or managing employee of the Company or its subsidiaries (1) has engaged in any activities which are cause for criminal or material civil penalties and/or mandatory or permissive exclusion from Medicare or Medicaid, under Section 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal TRICARE statute, the Federal False Claims Act 31 U.S.C. §3729-3733, or the regulations promulgated thereunder; (2) has had a material civil monetary penalty assessed against it under Section 1128A of the Social Security Act (“SSA”); (3) has been excluded from enrollment under the Medicare program or a Federal Health Care Program (as that term is defined in SSA Section 1128(B)(f)) (if enrolled in such program); or (4) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of the categories of offenses described in SSA Section 1128(a) and (b)(1), (2) and (3).

(vv) The Company is in compliance in all material respects with all presently applicable provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).

(ww) Neither the Company nor any other affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Notes and the Guarantees in a manner that would require the registration of the Notes and the Guarantees under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes and the Guarantees. Neither the Company nor any Guarantor has offered, sold or issued any securities, or securities that are convertible into other securities, with terms that are substantially similar to the Notes and the Guarantees during the six-month period preceding the date of the Final Offering Memorandum, including any sales pursuant to Section 4(2) of the Securities Act or Regulation D or Regulation S under the Securities Act.

(xx) Each of the Pricing Disclosure Package and the Final Offering Memorandum and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

(yy) Neither the Company nor any Guarantor has distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes and the Guarantees, will not distribute any offering material in connection with the offering and sale of the Notes other than the Pricing Disclosure Package and the Final Offering Memorandum.

(zz) When issued and delivered pursuant to this Agreement, the Notes and the Guarantees will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system.

(aaa) Assuming (i) that your representations and warranties in Section 2 of this Agreement are true, (ii) compliance by you with the covenants set forth herein and (iii) that each of the Eligible Purchasers is a QIB or a person who acquires the Notes and the Guarantees outside the United States in an “offshore transaction” and is not a “U.S. person” (within the meaning of Rule 904 of Regulation S), it is not necessary in connection with the purchase of the Notes and the Guarantees and the offer and initial resale of the Notes and the Guarantees by you in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum, to register the Notes and the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(bbb) None of the Company, any Guarantor or any of their affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and the Company, the Guarantors and their other affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside of the United States and in connection therewith, the Pricing Disclosure Package and the Final Offering Memorandum will contain the disclosure required by Rule 902(h). The sales of the Notes pursuant to Regulation S are not part of a plan or scheme to evade the registration provision of the Securities Act.

(ccc) The Notes sold by the Company in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Securities Act and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

(ddd) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes and the Guarantees to facilitate the sale or resale of the Notes and the Guarantees.

(eee) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned as of the date hereof to the Company or any of their respective securities or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any negative change in the outlook for any rating of the Company.

(fff) The Company has not taken, and will not take, any action that might cause this Agreement or the issuance or sale of the Notes and the Guarantees to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(ggg) The Company and each Guarantor understands that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance. Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or counsel to the Initial Purchasers in connection with the issuance of the Notes shall be deemed to be a representation and warranty by the Company and such Guarantors, as to matters covered thereby, to each Initial Purchaser.

        SECTION 2. Representations, Warranties and Agreements of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants to, and agrees with, the Company and the Guarantors, that:

(a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes and the Guarantees.

(b) Such Initial Purchaser (i) is not acquiring the Notes and the Guarantees with a view to any distribution thereof or with any present intention of offering or selling any of the Notes and the Guarantees in a transaction that would violate the Securities Act or any state securities laws or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes and the Guarantees only from, and will offer to sell the Notes and the Guarantees only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and the Final Offering Memorandum; and (iii) will not offer or sell the Notes and the Guarantees, nor has it offered or sold the Notes and the Guarantees by, or otherwise engaged in, any form of general solicitation in connection with the offering of the Notes and the Guarantees.

(c) The Notes and the Guarantees have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Such Initial Purchaser represents that it has not offered, sold or delivered the Notes and the Guarantees, and will not offer, sell or deliver the Notes and the Guarantees (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Guarantees and the Closing Date (such period, the “Distribution Compliance Period”), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Securities Act. Accordingly, such Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts within the meaning of Rule 902(c) of Regulation S with respect to the Notes and the Guarantees, and its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

(d) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes and Guarantees (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes and Guarantees from them during the Distribution Compliance Period a confirmation or notice substantially to the following effect:

“The Notes covered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act, and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice substantially to the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

(e) All offers and sales of the Notes and the Guarantees by such Initial Purchaser pursuant to Regulation S are and will be “offshore transactions” within the meaning of Regulation S and are not and will not be part of a plan or scheme to evade the registration provisions of the Securities Act.

(f) Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

        The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

        SECTION 3. Purchase of the Notes and the Guarantees by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Notes (and cause the Guarantors to issue the Guarantees) to the several Initial Purchasers and each of the Initial Purchasers, severally and not jointly, agrees to purchase the amount of Notes set opposite that Initial Purchaser’s name in Schedule I hereto. Each Initial Purchaser will purchase such aggregate principal amount of Notes at an aggregate purchase price equal to 97.50% of the principal amount thereof (the “Purchase Price”).

        The Company shall not be obligated to deliver any of the Notes to be delivered on the Closing Date (as defined below), except upon payment for all the Notes and the Guarantees to be purchased on the Closing Date as provided herein.

        SECTION 4. Delivery of and Payment for the Notes and the Guarantees.

(a) Delivery of and payment for the Notes and the Guarantees shall be made at the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 9:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman Brothers and the Company. This date and time are sometimes referred to as the “Closing Date.”

(b) On the Closing Date, one or more Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate principal amount corresponding to the aggregate principal amount of Notes sold pursuant to Eligible Resales (collectively, the “Global Notes”), shall be delivered by the Company to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you no later than two business days prior to the Closing Date. The Global Notes in definitive form shall be made available to the Initial Purchasers for inspection not later than 2:00 p.m. on the business day prior to the Closing Date.

        SECTION 5. Further Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with the Initial Purchasers:

(a) To advise you promptly and, if requested by you, to confirm such advice in writing, of the issuance by the Commission or any state securities commission of any stop order suspending the qualification or exemption from qualification of the Notes and the Guarantees for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority. The Company shall use all reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes and the Guarantees under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Notes and the Guarantees under any state securities or Blue Sky laws, the Company shall use all reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To furnish to you without charge, as many copies of each document comprising a part of the Pricing Disclosure Package and any amendments or supplements thereto and the Final Offering Memorandum as you may reasonably request. The Company consents to the use of the Pricing Disclosure Package and the Final Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

(c) Not to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum prior to the Closing Date or during the period referred to in (d) below, unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than three days after being furnished a copy of such amendment or supplement; provided, however, that prior to the completion of the distribution of the Notes by the Initial Purchasers (as determined by the Initial Purchasers, but in any event through the Closing Date), the Company will not file any document under the Exchange Act that is incorporated by reference in the Pricing Disclosure Package or the Final Offering Memorandum unless, prior to such proposed filing, the Company has furnished the Initial Purchasers with a copy of such document for their review and the Initial Purchasers have not reasonably objected to the filing of such document. The Company shall promptly prepare, upon any reasonable request by you, any amendment or supplement to the Pricing Disclosure Package or the Final Offering Memorandum that may be necessary or advisable in connection with Exempt Resales. The Company shall promptly advise you when any document filed under the Exchange Act that is incorporated by reference in the Pricing Disclosure Package or the Final Offering Memorandum shall have been filed with the Commission.

(d) If at any time following the issuance of any document included in the Pricing Disclosure Package or the Final Offering Memorandum and prior to the completion of the distribution of the Notes by the Initial Purchasers (as determined by the Initial Purchasers, but in event through the Closing Date), there occurs an event or development as a result of which such documents included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, or if it should be necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum to comply with applicable law, the Company promptly will (i) notify the Initial Purchasers of any such event; (ii) subject to the requirements of paragraph (c) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Pricing Disclosure Package or Final Offering Memorandum to the Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request. Clause (i) of the first section of this paragraph (d) does not apply to statements in or omission from any document in the Pricing Disclosure Package or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers specifically for use therein, which information consists solely of the information contained in Section 8(e).

(e) If, in connection with any Exempt Resales or market making transactions after the date of this Agreement and prior to the consummation of the Registered Exchange Offer, any event shall occur or information becomes known that, in the judgment of the Company or in your judgment or the judgment of counsel to you, makes any statement of a material fact in the Pricing Disclosure Package and the Final Offering Memorandum untrue or that requires the making of any additions to or changes in the Pricing Disclosure Package and the Final Offering Memorandum in order to make the statements in the Pricing Disclosure Package and the Final Offering Memorandum, in the light of the circumstances at the time that the Pricing Disclosure Package and the Final Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Pricing Disclosure Package and the Final Offering Memorandum to comply with applicable law, the Company will promptly notify you of such event and prepare an appropriate amendment or supplement to the Pricing Disclosure Package and the Final Offering Memorandum so that, at the time that the Pricing Disclosure Package and the Final Offering Memorandum is delivered to prospective Eligible Purchasers, (i) the statements in the Pricing Disclosure Package and the Final Offering Memorandum as amended or supplemented, in the light of the circumstances under which they were made, will not be misleading and (ii) the Pricing Disclosure Package and the Final Offering Memorandum will comply with applicable law.

(f) Promptly from time to time to take such action as you may reasonably request to qualify the Notes and the Guarantees for offering and sale under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, however, that the Company and the Guarantors shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not now so qualified or to take any action that would subject them to general consent to service of process in any jurisdiction in which it is not now so subject) and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and the Guarantees.

(g) To use all best efforts to do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes and the Guarantees.

(h) Except as contemplated in the Registration Rights Agreement, not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes and the Guarantees in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Notes and the Guarantees.

(i) During the period of two years after the Closing Date, not to, and to not permit any of their affiliates to, resell any of the Notes that constitute “restricted securities” under Rule 144 under the Securities Act that have been acquired by any of them.

(j) Not to, and to not permit any of its affiliates or any person acting on its or their behalf to, engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes and the Guarantees.

(k) Not to, and to not permit any of its affiliates or any person acting on its or their behalf to, engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and to, and require its affiliates or any person acting on its or their behalf to, comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes and the Guarantees outside of the United States.

(l) Not to, and to not permit any of their subsidiaries or affiliates to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes and the Guarantees to facilitate the sale or resale of the Notes and the Guarantees.

(m) For so long as any Notes remain outstanding and during any period in which the Company or the Guarantors are not subject to Section 13 or 15(d) of the Exchange Act, to make available to any registered holder or beneficial owner of the Notes in connection with any sale thereof and any prospective purchaser of the Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

(n) To use its best efforts to cause the Notes to be eligible for trading in The PORTAL® Market (“PORTAL”), a subsidiary of The Nasdaq Stock Market, Inc., and to permit the Notes to be eligible for clearance and settlement through DTC.

(o) To apply the net proceeds from the sale of the Notes as set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the section entitled “Use of Proceeds.”

(p) To take such steps as shall be necessary to ensure that none of the Company nor any subsidiary of the Company shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

(q) Except for borrowings under the New Credit Facility, for a period of 180 days from the date of the Final Offering Memorandum, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company or any of its subsidiaries in a public or private offering for cash having a maturity of more than one year from the date of issue of such securities, except (i) for the Exchange Notes and the Exchange Note Guarantees in connection with the Exchange Offer or (ii) with the prior consent of the Initial Purchasers, which consent shall not be unreasonably withheld.

(r) For so long as any Notes remain outstanding, to furnish to you copies of all materials furnished by the Company to its shareholders and holders of Notes and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Company’s common stock or the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(s) The New Credit Facility shall be executed in substantially the same forms on the Closing Date as the forms provided to the Initial Purchasers in accordance with Section 7(l) of this Agreement.

(t) Before using, authorizing, approving or referring to any Free Writing Communication (other than written communications that are listed in Schedule II hereto and the Final Offering Memorandum), the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

        SECTION 6. Expenses. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iii) the issuance and delivery by the Company and the Guarantors of the Notes and the Guarantees, (iv) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company’s counsel and accountants, the Trustee and counsel for the Trustee, (viii) all expenses and listing fees in connection with the application for quotation of the Notes in PORTAL, (ix) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the offering of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show; (x) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry”transfer; and (xi) the performance by the Company and the Guarantors of their other obligations under this Agreement.

        SECTION 7. Conditions of Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, at the Applicable Time and the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions.

(a) The Final Offering Memorandum shall have been printed and copies distributed to you not later than 9:00 A.M., New York City time, on May 24, 2006, or at such later date and time as you may approve in writing, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(b) No Initial Purchaser shall have discovered and disclosed to the Company on or prior to such Closing Date that the Pricing Disclosure Package or the Final Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Credit Documents, the Pricing Disclosure Package, the Final Offering Memorandum, and all other legal matters relating to this Agreement and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Foley & Lardner LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, substantially in the form attached hereto as Exhibit B.

(e) The Initial Purchasers shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Notes and the Guarantees, the Pricing Disclosure Package, the Final Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The sale and initial resale of the Series A Convertible Preferred Stock, shall have occurred pursuant to the Preferred Stock Purchase Agreement.

(g) Each of the Company, the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(h) Each of the Company, the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(i) The Notes shall have been approved for trading in PORTAL and shall be eligible for clearance and settlement through The Depository Trust Company.

(j) At the Applicable Time, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Applicable Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum, as of a date not more than three days prior to the Applicable Time), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to initial purchasers.

(k) With respect to the letter of PricewaterhouseCoopers, LLP, referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Initial Purchasers shall have received a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated as of the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Offering Memorandum, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(l) The Initial Purchasers shall have received a copy of the Credit Documents with all schedules, exhibits and amendments thereto, certified by an executive officer of the Company as a true, correct and complete copy as of the Closing Date.

(m) The Initial Purchasers shall have received (i) a certificate from the Company, dated the Closing Date, signed by its Chairman of the Board or President and its Chief Financial Officer or Treasurer and (ii) a certificate from each Guarantor, dated as of the Closing Date, signed by its Chairman of the Board or President stating, as applicable, that:

(A) The representations and warranties of the Company and the Guarantors, as applicable, are true and correct as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date), and the Company and the Guarantors, as applicable, have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder, to the extent a party thereto, at or prior to the Closing Date;

(B) As of the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Offering Memorandum, except as described in the Pricing Disclosure Package and the Final Offering Memorandum, no event or events have occurred, nor has any information become known that, individually or in the aggregate, would have a material adverse effect on the consolidated financial position, shareholders’ equity, results of operation, business or prospects of the Company and its subsidiaries;

(C) They have carefully examined the Pricing Disclosure Package and the Final Offering Memorandum and, in their opinion the Pricing Disclosure Package and the Final Offering Memorandum, as of their respective dates, did not, and the Pricing Disclosure Package and the Final Offering Memorandum, as of the Closing Date, does not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Pricing Disclosure Package and the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Final Offering Memorandum; and

(D) The issuance and sale of the Notes and Guarantees by the Company and the Guarantors hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.

(n) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum and (ii) since the Applicable Time there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Lehman Brothers and Citigroup, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes and the Guarantees being delivered on such Closing Date on the terms and in the manner contemplated herein and in the Pricing Disclosure Package and the Final Offering Memorandum.

(o) Subsequent to the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced or privately informed the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(p) Subsequent to the Applicable Time, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) or there shall have occurred any other calamity or crisis, including without limitation as a result of terrorist activities after the date hereof, as to make it, in the judgment of Lehman Brothers and Citigroup, impracticable or inadvisable to proceed with the public offering or delivery of the Notes and the Guarantees being delivered on such Closing Date on the terms and in the manner contemplated herein and in the Pricing Disclosure Package and the Final Offering Memorandum.

(q) The Initial Purchasers shall have received such other documents, agreements, certificates and information as they shall have reasonably requested.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

        SECTION 8. Indemnification and Contribution.

(a) The Company and the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes and the Guarantees), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any document comprising a part of the Pricing Disclosure Package, the Final Offering Memorandum or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company or the Guarantors (or based upon any written information furnished by the Company or the Guarantors) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any document comprising a part of the Pricing Disclosure Package, the Final Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes and the Guarantees or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Company and the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, the Guarantors, their officers, each of their directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantors or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any document comprising a part of the Pricing Disclosure Package, the Final Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any document comprising a part of the Pricing Disclosure Package, the Final Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through Lehman Brothers by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information contained in Section 8(e) of this Agreement, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, the Guarantors or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Lehman Brothers shall have the right to employ counsel to represent jointly Lehman Brothers and those other Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8 if, in the reasonable judgment of Lehman Brothers, it is advisable for Lehman Brothers and those Initial Purchasers, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes and the Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes and the Guarantees purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes and the Guarantees purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes and the Guarantees under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it was resold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the last sentence on the cover page of the Final Offering Memorandum, and the fifth, sixth and ninth paragraphs under the section entitled “Plan of Distribution” in the Final Offering Memorandum constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum and the Final Offering Memorandum.

        SECTION 9. Defaulting Initial Purchasers.

        If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on such Closing Date in the respective proportions which the amount of the Notes set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total amount of Notes set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on such Closing Date if the total amount of the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on such Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the amount of Notes which it agreed to purchase on such Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to Lehman Brothers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Notes to be purchased on such Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to Lehman Brothers do not elect to purchase the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases the Notes which a defaulting Initial Purchaser agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company and the Guarantors for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the Lehman Brothers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package and the Final Offering Memorandum or in any other document or arrangement.

        SECTION 10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by Lehman Brothers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(n), 7(o) and 7(p) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

        SECTION 11. Reimbursement of Initial Purchasers’ Expenses. If the Company and the Guarantors shall fail to deliver the Notes and the Guarantees to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company and the Guarantors to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers’ obligations hereunder required to be fulfilled by the Company and the Guarantors is not fulfilled, the Company and the Guarantors will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes and the Guarantees, and upon demand the Company and the Guarantors shall pay the full amount thereof to Lehman Brothers.

        SECTION 12. Research Independence. The Company acknowledges and agrees that the Initial Purchasers’research analysts and research departments are required to be independent from their respective investment banking division and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Notes offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by such Initial Purchaser’s investment banking division. The Company acknowledges that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

        SECTION 13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Notes or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Notes, and such relationship between the Company, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with this offering.

        SECTION 14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to the care of Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Debt Capital Markets and shall be delivered or sent by mail, telex or facsimile transmission to the care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Rod Miller, Esq. (Fax: 212 310-8007) and, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: (212) 520-0421) and Citigroup Global Markets Inc. General Counsel (Fax: (212) 816-7912);

(b) if to the Company and the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the Company, Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attention: Ivan R. Sabel, (Fax: (301) 986-0702), with a copy to Foley & Lardner LLP, 3000 K Street, N.W., Suite 500, Washington, D.C. 20007, Attention: Jay W. Freedman, Esq. (Fax: (202) 672-5399);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers.

        SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees of the Initial Purchasers and each person or persons, if any, who control any Initial Purchasers within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and any person controlling the Company and the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and the Guarantees and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        SECTION 17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act.

        SECTION 18. Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York or that such suit, action or proceeding brought in the courts of the State of New York or United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

        SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

        SECTION 20. Counterparts. This Agreement may be executed in multiple counterparts and, if executed in counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        SECTION 21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
Hanger Orthopedic Group, Inc.
By:__________________________________________________
Name:
Title:
ABI Orthotic/Prosthetic Laboratories, Ltd.
Advanced Bio-Mechanics, Inc.
The Brace Shop Prosthetic Orthotic Centers, Inc.
Certified Orthotics & Prosthetic Associates, Inc.
Conner Brace Co., Inc.
DOBI-Symplex, Inc.
Dosteon Solutions, LLC
Elite Care, Inc.
Eugene Teufel & Son Orthotics & Prosthetics, Inc.
Fortitude Medical Specialists, Inc.
Greater Chesapeake Orthotics & Prosthetics, Inc.
Hanger Prosthetics & Orthotics, Inc.
Hanger Prosthetics & Orthotics East, Inc.
Hanger Prosthetics & Orthotics West, Inc.
Hanger Services Corporation
HPO, Inc.
Innovative Neurotronics, Inc.
Laurence’s Orthotics & Prosthetics, Inc.
Linkia, LLC
NWPO Associates, Inc.
OPNET, Inc.
Rehab Designs of America Corporation
Rehab Designs of Colorado, Inc.
Rehab Designs of Wisconsin, Inc.
Shasta Orthotic Prosthetic Service, Inc.
Southern Prosthetic Supply, Inc.
By:__________________________________________________
Name:
Title:

SIGNATURE PAGE TO PURCHASE AGREEMENT

Accepted:

Lehman Brothers Inc.

By:	_______________________________________ Authorized Representative

Citigroup Global Markets Inc.

By:	_______________________________________ Authorized Representative

As Representatives of the several
Initial Purchasers named in
Schedule I attached hereto

SIGNATURE PAGE TO PURCHASE AGREEMENT

SCHEDULE I

Initial Purchasers	Principal Amount of Notes
Lehman Brothers Inc.	$100,500,000
Citigroup Global Markets Inc.	67,000,000
ABN AMRO Incorporated	7,500,000
Total	$175,000,000

SCHEDULE II

Issuer Free Writing Communication

1.	Pricing Supplement, delivered to investors on May 23, 2006, attached hereto as Annex A.

ANNEX A TO SCHEDULE II

Pricing Supplement

Pricing Supplement dated May 23, 2006 to Preliminary Offering Memorandum dated May 12, 2006 (the “Preliminary OM”) of Hanger Orthopedic Group, Inc. This Pricing Supplement is qualified in its entirety by reference to the Preliminary OM. The information in this Pricing Supplement supplements the Preliminary OM and supersedes the information in the Preliminary OM to the extent it is inconsistent with the information in the Preliminary OM.

Issuer	Hanger Orthopedic Group, Inc.
Security	Senior Notes
Maturity	June 1, 2014
Amount	$175,000,000
Coupon	10.250%
Price	100.000%
Yield to Maturity	10.250% (520 bps vs. 4(3)/4% of 5/14)
Interest Payment Dates	June 1 and December 1, commencing December 1, 2006
Redemption Provisions	Beginning on June 1 of the years indicated below, redeemable from time to time, in whole or in part, at the prices set forth below (expressed as percentages of the principal amount redeemed) plus accrued but unpaid interest:
2010 at 105.125%
2011 at 102.563%
2012 and thereafter at 100.000%
Equity Clawback	Prior to June 1, 2009, up to 35% of the notes may be redeemed with the proceeds of equity offerings at a price equal to 110.250% of the principal amount of the notes redeemed.
Change of Control	101%
Trade Date	May 23, 2006
Settlement Date	May 26, 2006 (T+3)
Ratings	B3/CCC+
Book-Running Managers	Lehman Brothers/Citigroup
Co-Manager	ABN AMRO
CUSIPS	144A: 41043F AF 6
REG. S: U24446 AC 7

The securities referenced herein have not been registered with the U.S. Securities and Exchange Commission due to an exemption or exemptions from registration. A copy of the preliminary offering memorandum and final offering memorandum (when complete) may be obtained by eligible investors from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: High Yield Syndicate.

DISTRIBUTION OF THE PRELIMINARY OFFERING MEMORANDUM TO ANY PERSONS OTHER THAN THE PERSON RECEIVING THIS ELECTRONIC TRANSMISSION AND ITS RESPECTIVE AGENTS, AND ANY PERSONS RETAINED TO ADVISE THE PERSON RECEIVING THIS ELECTRONIC TRANSMISSION IS ACCORDINGLY UNAUTHORIZED. ANY PHOTOCOPYING, DISCLOSURE OR ALTERATION OF THE CONTENTS OF THE PRELIMINARY OFFERING MEMORANDUM OR ANY PORTION THEREOF BY ELECTRONIC MAIL OR ANY OTHER MEANS TO ANY PERSON OTHER THAN THE PERSON RECEIVING THIS ELECTRONIC TRANSMISSION IS PROHIBITED. BY ACCEPTING DELIVERY OF THIS PRELIMINARY OFFERING MEMORANDUM, THE RECIPIENT AGREES TO THE FOREGOING.

OVERVIEW

The following information reflects adjustments to the Preliminary OM to give effect to the following changes:

•	a reduction in the amount of new 10 1/4% Senior Notes due 2014 to be issued as part of the Refinancing Transactions from $190.0 million to $175.0 million; and
•	adjustments to interest expense and fees and expenses related to the foregoing.

SUMMARY PRO FORMA FINANCIAL DATA

SUMMARY PRO FORMA FINANCIAL DATA

(Dollars in thousands)

(1)	Please refer to the Preliminary OM for a definition of “Adjusted EBITDA.”

The following table reconciles net income (loss) to Adjusted EBITDA for the twelve months ended March 31, 2006:

PRO FORMA ADJUSTED EBITDA RECONCILIATION

(In thousands)

(a)	Reflects the impact of the write-off of unamortized debt issue costs associated with the existing debt that is being refinanced.
(2)	Interest expense has been calculated on a pro forma basis using interest rates for the Refinancing Transactions as if they had occurred at the beginning of the period. Also excludes the impact of the write-off of unamortized debt issue costs associated with the existing debt that is being refinanced.

(3)	As adjusted to reflect the Refinancing Transactions and the application of the proceeds therefrom as described in “Use of Proceeds” below.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $170.6 million, after deducting the initial purchasers’ discount, from the sale of the notes. We intend to use the net proceeds from this offering, together with the net proceeds of our concurrent sale of Series A Convertible Preferred Stock and borrowings under our new senior credit facility to, among other things:

•	refinance our existing indebtedness;
•	redeem our Existing Redeemable Preferred Stock; and
•	pay related tender premiums, transaction fees and expenses.

The following table illustrates the estimated sources and uses of funds relating to the Refinancing Transactions as if the Refinancing Transactions had occurred on March 31, 2006. The actual amounts set forth in the table and in the accompanying footnotes are subject to adjustment and may differ at the time of the consummation of the Refinancing Transactions, depending on several factors, including differences from our estimate of fees and expenses and our cash and existing revolver balances at the time of closing.

An affiliate of one of the initial purchasers is a participating lender under our existing revolving credit facility, and as such, will receive a portion of the proceeds from this offering that are used to repay amounts outstanding under the credit facility.

SOURCES & USES

(In millions)

(1)	Revolving credit facility is expected to have approximately $75.0 million of total borrowing capacity.
(2)	Reflects the repayment of $12.0 million of outstanding borrowings under our existing revolver subsequent to March 31, 2006. Our existing revolving credit facility matures on September 30, 2009 and bears interest at a variable rate, which was 9.6% at March 31, 2006.
(3)	Our existing term loan facility matures on September 30, 2009 and bears interest at a variable rate, which was 8.7% at March 31, 2006.
(4)	For purposes of this table, we have assumed that all of our 10(3)/8% Senior Notes due 2009 will be tendered in the tender offer. We intend to redeem any and all of our 10(3)/8% Senior Notes not tendered in the tender offer. The 10(3)/8% Senior Notes are currently redeemable at a redemption price equal to 105.188% of the outstanding principal amount plus accrued and unpaid interest.
(5)	For purposes of this table, we have assumed that all of our 11(1)/4% Senior Subordinated Notes due 2009 will be tendered in the tender offer. We intend to redeem any and all of our 11(1)/4% Senior Subordinated Notes not tendered in the tender offer. On June 15, 2006, the 11(1)/4% Senior Subordinated Notes will be redeemable at a redemption price equal to 102.813% of the outstanding principal amount plus accrued and unpaid interest.
(6)	Includes a tender premium of 2.5% and 0.2% on the 10(3)/8% Senior Notes and 11(1)/4% Senior Subordinated Notes, respectively, and a consent premium of $30 per $1,000 aggregate principal amount of such Senior Notes and Senior Subordinated Notes tendered on or prior to the consent date set forth in the tender offer documents. Also includes accrued and unpaid interest on the Senior Notes and Senior Subordinated Notes to, but not including, the settlement date. For purposes of this table, we have assumed that all of the outstanding 10(3)/8% Senior Notes and 11(1)/4% Senior Subordinated Notes will be tendered on or prior to such consent date. Includes accrued and unpaid dividends on the Existing Redeemable Preferred Stock through and including the date of redemption, which we expect to occur on or about 30 days after the closing of this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our consolidated capitalization as of March 31, 2006:

•	on an actual basis; and
•	on an as adjusted basis to reflect this offering and the other Refinancing Transactions and the application of the related net proceeds therefrom as described in “Use of Proceeds.”

You should read this table in conjunction with the information included under the heading “Use of Proceeds” in this Pricing Supplement, as well as the information included under the headings “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in the Preliminary OM.

CAPITALIZATION

(In thousands)

(1)	Adjusted column reflects the repayment of $12.0 million of outstanding borrowings under our existing revolver subsequent to March 31, 2006 and the application of the proceeds from the Refinancing Transactions as described in “Use of Proceeds.”
(2)	Revolving credit facility is expected to have approximately $75.0 million of total borrowing capacity.
(3)	Assumes that all of our 10(3)/8% Senior Notes due 2009 will be tendered in the tender offer. We intend to redeem any and all of our 10(3)/8% Senior Notes not tendered in the tender offer.
(4)	Assumes that all of our 11(1)/4% Senior Subordinated Notes due 2009 will be tendered in the tender offer. We intend to redeem any and all of our 11(1)/4% Senior Subordinated Notes not tendered in the tender offer.
(5)	Net of transaction costs of $1.7 million.

EXHIBIT A

Registration Rights Agreement

EXHIBIT B

Form of Foley & Lardner LLP Opinion

        1.     The Company and each of the Guarantors have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and the Guarantors taken as a whole. The Company and each of the Guarantors have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

        2.     The Company has an authorized capitalization as set forth in the Final Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

        3.     Except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, (A) no options, warrants or other rights to purchase from the Company or any of its subsidiaries shares of capital stock or ownership interests in the Company or any subsidiary are outstanding, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any subsidiary are outstanding and (C) no holder of securities of the Company or any subsidiary is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

        4.     The Company and each of the Guarantors has all requisite corporate power and authority to execute and deliver each of the Operative Documents to which it is a party and to perform its respective obligations thereunder. The execution, delivery and performance of each of the Operative Documents by the Company and each of the Guarantors have been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors.

        5.     The Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors.

        6.     The Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding obligation of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        7.     The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, constitutes a legal, valid and binding obligation of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

        8.     The Company and the Guarantors have all requisite power and authority to enter into the Credit Documents. The Credit Documents have been duly and validly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes legal, valid and binding obligations of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        9.     The Company has all requisite power and authority to enter into the Preferred Stock Purchase Agreement. The Preferred Stock Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)

        10.     The Notes are in the form contemplated by the Indenture. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the terms of the Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        11.     The issuance of the Exchange Notes has been duly and validly authorized by the Company, and when executed, issued, authenticated and delivered in exchange for the Notes in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        12.     The Guarantees have been duly authorized, executed and issued by the respective Guarantors and, assuming due authentication of the Notes by the Trustee, upon payment and delivery in accordance with the terms of this Agreement will constitute legal, valid and binding obligations of the Guarantors enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        13.     The Exchange Note Guarantees have been duly and validly authorized by the Guarantors, and when executed, issued and delivered in exchange for the Guarantees in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will constitute legal, valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        14.     The Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Credit Documents and the Preferred Stock Purchase Agreement conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

        15.     None of the Company or the subsidiaries is in violation of its certificate of incorporation or bylaws (or similar organizational document), to such counsel’s knowledge, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or in breach or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any material document, agreement or other instrument known to such counsel (including in any event any of the foregoing which have been filed by the Company with the Commission), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

        16.     The execution, delivery and performance by the Company and each of the Guarantors of the Operative Documents, the Credit Documents and the Preferred Stock Purchase Agreement to which it is a party, the consummation of the Transactions and compliance by the Company and each of the Guarantors with the provisions thereof, and the issuance and sale of the Notes and the Guarantees as provided pursuant to the Agreement, will not conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of the certificate or articles of incorporation or bylaws (or similar organizational document) of the Company and each of the Guarantors, (b) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Company or any of the Guarantors is a party, (c) any New York, Delaware corporate or federal law or regulation (other than federal securities laws, as to which we express no opinion in this paragraph and state securities or blue sky laws, as to which we express no opinion), or (d) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of the Guarantors of which we are aware.

        17.     No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Company and each of the Guarantors of the Operative Documents, the Credit Documents and the Preferred Stock Purchase Agreement to which it is a party or the consummation by the Company and each of the Guarantors of the Transactions, or the issuance and sale by the Company of the Notes and the Guarantees as provided in the Agreement, except for (a) federal securities laws (as to which we express no opinion in this paragraph) and state securities or blue sky laws (as to which we express no opinion) and (b) those already obtained and which are in full force and effect.

        18.     The Company and its subsidiaries have obtained all Permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Pricing Disclosure Package and the Final Offering Memorandum, the lack of which would, individually or in the aggregate, have a Material Adverse Effect; and each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit.

        19.     To the best of such counsel’s knowledge, the Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Pricing Disclosure Package and the Final Offering Memorandum, and none of the Company or its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

        20.     To our knowledge, except as contemplated by the Preferred Stock Purchase Agreement, there are no holders of securities of the Company or any of the Guarantors who, by reason of the execution by the Company and each of the Guarantors of the Agreement or the consummation by the Company and each of the Guarantors of the transactions contemplated thereby, have the right, pursuant to any material document, agreement or other instrument to which either the Company or any of the Guarantors is a party, to request or demand that the Company or any of the Guarantors register under the Securities Act securities held by them.

        21.     Assuming (i) the representations of the Initial Purchasers contained in the Agreement are true, correct and complete and (ii) compliance by the Initial Purchasers with their covenants set forth in the Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to the Agreement or the offer and resales of the Notes by the Initial Purchasers, in the manner contemplated by the Agreement and described in the Pricing Disclosure Package and the Final Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

        22.     To our knowledge, other than as described in the Pricing Disclosure Package and the Final Offering Memorandum, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect.

        23.     To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company or its subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Pricing Disclosure Package and the Final Offering Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Pricing Disclosure Package and the Final Offering Memorandum

        24.     Neither the consummation of the Transactions nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

        25.     The statements made in the Pricing Disclosure Package and the Final Offering Memorandum under the heading “Certain United States Federal Income Tax Considerations” insofar as such statements purport to constitute statements of law or legal conclusions are accurate in all material respects.

        26.     The statements made or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of Other Indebtedness and Preferred Stock,” “Description of the Notes,” “Business – Government Regulation,” “Business – Legal Proceedings,” “Certain Relationships and Related Party Transactions,” “Notice to Investors” and “Plan of Distribution,” in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly present the information called for which respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

        27.     The Company and each of the Guarantors is not and, after giving effect to the issuance and sale of the Notes in accordance with the terms of the Agreement and the application of the net proceeds therefrom, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

        28.     Each of the Pricing Disclosure Package and the Final Offering Memorandum, as of its date (except for the financial statements, including the notes thereto, pro forma financial statements and other financial and statistical data included or incorporated by reference therein, as to which we express no opinion), contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

        29.     When the Notes and the Guarantees are issued and delivered pursuant to the Agreement, no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes or the Guarantees of the Company or the Guarantors will be listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted on an automated inter-dealer quotation system.

        We have participated in conferences with the officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, the Initial Purchasers and counsel for the Initial Purchasers in connection with the preparation of the Pricing Disclosure Package and the Final Offering Memorandum and although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness, or fairness of the statements contained in the Pricing Disclosure Package and the Final Offering Memorandum (except to the extent specified in paragraphs 25 and 26 above), no facts have come to our attention which lead us to believe that the Pricing Disclosure Package and the Final Offering Memorandum, at any time from the date thereof through the date of the Closing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related notes, the financial projections, the other financial, statistical and accounting data included in or appended as exhibits to the Pricing Disclosure Package and the Final Offering Memorandum).